UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2018
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 East Belleview Avenue Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2018, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) approved amendments to the Company’s By-laws (the “By-laws”), effective immediately. The amendments, among other things:

•	Clarify the voting standard that applies for contested director elections.

•	Update and enhance the advance notice procedures and related information requirements in connection with stockholder proposals and director nominations.

•
Clarify the authority of the chairman of the meeting of stockholders to adjourn and reconvene such meeting at any other time, and provide that the Board has authority to postpone or cancel any previously scheduled meeting of stockholders.

•	Add a section relating to the conduct of meetings of stockholders, including the authority to adopt rules, regulations or procedures that shall govern such meetings.

•	Provide that in the absence of the Chairman of the Board, a person chosen by resolution of the Board may preside at all meeting of stockholders and of the Board.

•	Modify the list of individuals who may call special meetings of the Board.

•	Make other clarifying and conforming changes.

The foregoing description of the amendments to the By-laws is qualified in its entirety by the text of the By-laws, as amended, which are filed as Exhibit 3.2 to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.2	By-laws of the Company, as amended as of December 6, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2018	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Assistant Secretary